             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                        Statement to Certificateholders
                               December 15, 2000



                                                          DISTRIBUTION IN DOLLARS
----------------------------------------------------------------------------------------------------------------------------------
           ORIGINAL         BEGINNING                                                                                  ENDING
             FACE            PRINCIPAL                                                   REALIZED     DEFERRED        PRINCIPAL
CLASS        VALUE           BALANCE        PRINCIPAL      INTEREST        TOTAL          LOSSES      INTEREST          BALANCE
-----      ---------        ------------    ----------     ---------       -----         ---------    ---------      ------------
A1      357,735,172.00     84,722,353.25   3,691,369.42   483,888.19    4,175,257.61        0.00        0.00         81,030,983.83
A2       40,000,000.00      9,473,192.44     412,748.84    53,760.37      466,509.21        0.00        0.00          9,060,443.60
R                 0.00              0.00           0.00   396,965.04      396,965.04        0.00        0.00                  0.00
        --------------     --------------  -------------  -----------   ------------     -------        -----        --------------
TOTALS  397,735,172.00     94,195,545.69   4,104,118.26   934,613.60    5,038,731.86        0.00        0.00         90,091,427.43
        --------------     --------------  -------------  -----------   ------------     --------       -----        --------------
SI        8,117,044.50     48,229,014.14           0.00   406,238.98      406,238.98    3,985.71        0.00         50,083,202.39
        ==============     ==============  =============  ===========   ============    ========        =====        ==============





                         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                  PASS-THROUGH RATES
                 --------------------------------------------------------------                         ------------------
                                                                                                                    CURRENT
                 BEGINNING                                                               ENDING                    PASS-THRU
 CLASS           PRINCIPAL           PRINCIPAL         INTEREST           TOTAL         PRINCIPAL        CLASS       RATE
 -----           ---------           ---------         --------           -----         ---------        -----    ----------
  A1           236.82981122         10.31872097       1.35264360       11.67136456     226.51109025        A1      6.853750 %
  A2           236.82981100         10.31872100       1.34400925       11.66273025     226.51109000        A2      6.810000 %
               -------------        ------------     ------------      ------------  ---------------               -----------
  TOTALS       236.82981119         10.31872097       2.34983895       12.66855992     226.51109022
             ---------------        ------------     ------------      ------------  ---------------
  SI         5,941.69640686          0.00000000      50.04764727       50.04764727   6,170.12785750        SI      0.000000 %
             ===============        ============     ============      ============  ===============               ==========









IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                 Daniel Randall
             The Chase Manattan Bank - Structured Finance Services
                        450 West 33rd Street, 14th Floor
                            New York, New York 10001
                              Tel: (212) 946-7172



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

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                               December 15, 2000




Sec. 4.01(i)           Principal Collections recieved during the Collection Period                                      4,179,712.82
                       Interest Collections recieved during the Collection Period                                       1,280,617.99
                       Additional Draw Amount                                                                              83,594.26

Sec. 4.01(iii)         Floating Allocation Percentage                                                                    66.715962 %
                       Fixed Allocation Percentage                                                                       98.000000 %

Sec. 4.01(iv)          Investor Certificate Interest Collections                                                          814,282.95
Sec. 4.01(v)           Investor Certificate Principal Collections                                                       4,096,118.56

Sec. 4.01(vi)          Seller Interest Collections                                                                        406,238.98
                       Seller Principal Collections                                                                        83,594.26

Sec. 4.01(xi)          Accelerated Principal Distribution Amount                                                               10.56
                       Accelerated Principal Distribution Amount Actually Distributed                                          10.56

Sec. 4.01(xiii)        Amount Required to be Paid by Seller                                                                     0.00
                       Amount Required to be Paid by Servicer                                                                   0.00

Sec. 4.01(xiv)         Servicing Fee                                                                                       60,096.06
                       Accrued and Unpaid Servicing Fees                                                                        0.00

Sec. 4.01(xv)          Liquidation Loss Amounts (Net of Charge Off Amounts)                                                   -17.71
                       Charge Off Amounts                                                                                  11,992.55
                       Charge Off Amounts allocable to Investor Certificateholders                                              0.00
                       Cumulative Loss Amounts                                                                            835,213.51

Sec. 4.01(xvi)         Pool Balance as of end of preceding Collection Period                                          144,230,545.79
                       Pool Balance as of end of second preceding Collection Period                                   146,273,266.60

Sec. 4.01(xvii)        Invested Amount                                                                                 92,120,677.87

Sec. 4.01(xxi)         Has a Rapid Amortization Event Ocurred?                                                                   YES

Sec. 4.01(xxii)        Has an Event of Default Ocurred?                                                                           NO

Sec. 4.01(xxiii)       Amount Distributed to Credit Enhancer per 5.01(a)(1)                                                 4,880.39
                       Amount Distributed to Credit Enhancer per 5.01(a)(6)                                                     0.00
                       Unreimbursed Amounts Due to Credit Enhancer                                                              0.00

Sec. 4.01(xxiv)        Guaranteed Principal Distribution Amount                                                                 0.00

Sec. 4.01(xxv)         Credit Enhancement Draw Amount                                                                           0.00

Sec. 4.01(xxvi)        Amount Distributed to Seller per 5.01(a)(10)                                                       396,965.04

Sec. 4.01(xxvii)       Maximum Rate                                                                                         9.8449 %
                       Weighted Average Net Loan Rate                                                                       9.8449 %



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

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                               December 15, 2000



Sec. 4.01(xxviii)      Minimum Seller Interest                                                                          2,839,612.53

Sec. 4.01(xxix)        Required Servicer Advance                                                                                0.00
                       Unreimbursed Required Servicer Advance                                                                   0.00
                       Required Servicer Advance Reimbursement                                                                  0.00

Sec. 4.01(xxx)         Spread Account Requirement                                                                         608,214.28
                       Amount on deposit in the Spread Account                                                            608,214.28
                       Spread Account Deposit                                                                               4,009.91
                       Spread Account Withdrawal                                                                          133,210.73






                                        Delinquencies

                                                        Group 1
                        -------------------------------------------------------------------------
                        Period              Number          Principal Balance         Percentage
                        0-30 days               0                     0.00                0.00 %
                        31-60 days             51             1,523,125.13                1.07 %
                        61-90 days              8               276,461.28                0.19 %
                        91-120 days             3                35,786.47                0.03 %
                        121+ days              13               389,344.42                0.27 %
                                              ---            --------------               --------
                        Total                  75             2,224,717.30                1.56 %


                              Loans in Foreclosure

                                             Group 1
                    ---------------------------------------------------------
                    Number           Principal Balance            Percentage
                    ------           ------------------           -----------
                      0                     0.00                     0.00 %


                                  Loans in REO

                                             Group 1
                    ---------------------------------------------------------
                    Number           Principal Balance            Percentage
                    ------           ------------------           -----------
                      0                     0.00                     0.00 %




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